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                                                                  EXHIBIT 10(i)

                                   MAPCO INC.
                           1989 STOCK INCENTIVE PLAN

                As Amended and Restated, effective June 1, 1997

                               Section 1. Purpose

                 1.1. The purpose of the "MAPCO INC. 1989 STOCK INCENTIVE PLAN" (the "Plan") is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees, and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

                             Section 2. Definitions

                 2.1. Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

                 (a) "Act" means the Securities Exchange Act of 1934, as amended.

                 (b) "Award" means any Stock Option, Stock Appreciation Right, share of Restricted Stock, share of Phantom Stock, Stock Purchase Right, or any combination thereof, including Awards combining two or more types of Awards in a single grant.

                 (c)      "Board" means the Board of Directors of the Company.

                 (d) "Change in Control" means the first to occur of the following events:

                          (i)          the members of the Board at the
                                       beginning of any consecutive twenty-four calendar month period cease for any reason to constitute at least seventy-five percent of the members of such Board, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least seventy-five percent of the members of such Board then still in office who were members of such Board at the beginning of such twenty-four calendar month period; or





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                      (ii)             any "person," including a "group" (as
                                       such terms are used in Sections 13(d)
                                       and 14(d)(2) of the Act, but excluding
                                       the Company, any of its subsidiaries or
                                       any employee benefit plan of the Company or any of its subsidiaries) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Act), directly or indirectly, of securities of the Company representing twenty-five percent or more of the combined voting power of the Company's then outstanding securities; or

                      (iii) the stockholders of the Company shall approve a definitive agreement (1) for the merger or other business combination of the Company with or into another corporation a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the stockholders of the Company immediately prior to the effective date of such merger own less than 50% of the voting power in such corporation or (2) for the sale or other disposition of all or substantially all of the assets of the Company.

              (e) "Change in Control Price" means the highest price per share of Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Stock on any of the 30 trading days immediately preceding the date on which a Change in Control occurs.

              (f) "Code" means the Internal Revenue Code of 1986, as amended.

              (g) "Committee" means the Compensation Committee of the Board of Directors, which shall consist of two or more members. Each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 as promulgated under the Act, or meet any other applicable standard for administrators under that or any similar rule which may be in effect from time to time. No member of the Committee shall be entitled to participate in the Plan.

              (h) "Company" means MAPCO Inc., a Delaware corporation, and any successor thereto.

              (i) "Disability" means total disability as determined in accordance with the terms of the Company's long-term disability plan, as in effect from time to time.





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              (j)     "Employee" means any officer or other key employee of the
                      Company or any of its majority owned subsidiaries.

              (k) "Executive Officer" means those persons who are officers of the Company within the meaning of Rule 16a-1(f) of the Act.

              (l) "Fair Market Value" on any date means the closing price of the Stock as reported by the consolidated tape of the New York Stock Exchange (or on such other recognized quotation system on which the trading prices of the Stock are quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on such tape (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.

              (m) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an "Incentive Stock Option" (ISO) within the meaning of Section 422A of the Code or (ii) a "Nonstatutory Stock Option" (NSO).

              (n) "Participant" means any Employee designated by the Committee to participate in the Plan.

              (o) "Phantom Stock" means a contractual right to receive a payment from the Company in cash, in Stock or in a combination thereof in an amount equal to the Fair Market Value of a share of Stock.

              (p) "Period of Restriction" means the period during which shares of Restricted Stock or Phantom Stock are subject to forfeiture and restrictions on transfer pursuant to
                      Section 8.2 of the Plan.

              (q) "Prior Plans" means the 1981 Stock Appreciation Rights and Stock Option Rights Plan for Key Employees of MAPCO Inc. and its Subsidiaries and the MAPCO Inc. 1986 Stock Option Plan.

              (r) "Restricted Stock" means Stock granted to a Participant subject to restrictions on transferability pursuant to
                      Section 8 of the Plan.

              (s) "Retirement" means termination of employment in accordance with the retirement provisions of any retirement plan maintained by the Company or any of its subsidiaries.

              (t) "Stock" means the common stock of the Company, par value $1.00 per share.





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              (u)     "Stock Appreciation Right" and "SAR" mean the right to
                      receive a payment from the Company in cash, in Stock or in a combination thereof equal to the excess of the Fair Market Value of a share of Stock at the date of exercise over a specified price fixed by the Committee, but subject to such maximum amounts as the Committee may impose.

              (v) "Stock Purchase Right" means a right to purchase shares of Stock in accordance with the provisions of Section 9 of the Plan.

              2.2. Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                    Section 3. Eligibility and Participation

              Participants in the Plan shall be those Employees selected by the Committee to participate in the Plan.

                       Section 4. Powers of the Committee

              4.1. Power to Grant. The Committee shall determine the Participants to whom Awards shall be granted, the type or types of Awards to be granted and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

              4.2. Substitute Awards. The Committee shall have the right to grant Awards in substitution for or upon the cancellation of previously made Awards or options that had been granted under the Prior Plans, and such new Awards may contain terms more favorable to the recipient than the Awards or options they replace, including, without limitation, a lower exercise price for Options or the exchange of Restricted Stock or Phantom Stock for Options or options granted under the Prior Plans.

              4.3. Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.





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                        Section 5. Stock Subject to Plan

              5.1. Number. Subject to the provisions of Section 5.3, the number of shares of Stock subject to Awards under the Plan may not exceed 2,000,000 shares (after giving effect to the two-for-one stock split declared April 16, 1989), plus that number of shares which are available for grants under the Prior Plans on the date the Plan is adopted, but which were not subject to outstanding options ("Net Shares"). In addition, although only Net Shares may actually be issued to Participants under the Plan, up to 7 million gross shares, in the aggregate, may be represented by stock options and awards granted under the Plan. There shall also be available under the Plan that number of shares of Stock subject to all options outstanding under the Prior Plans on the date the Plan is adopted (as such number of shares may hereafter be adjusted in accordance with the terms of the Prior Plans) which are canceled, terminated or otherwise settled without the issuance of Stock in accordance with the terms of such options or a direct payment of cash in exchange therefor. Without limiting the foregoing, the Committee may grant Awards under the Plan which are conditioned on the cancellation or termination of options granted under the Prior Plans, including Awards which are payable solely in cash. In order to maintain stockholder value in the Company's shares, shares must be purchased by the Company from time-to-time in the open market equivalent to the shares issued or expected to be issued under the Plan.

              5.2. Canceled, Terminated, or Forfeited Awards. Except as provided in Section 7.2 with respect to the cash settlement of a Stock Appreciation Right that had been granted in tandem with an Option, any shares of Stock subject to an Award which for any reason is canceled, terminated or otherwise settled without the issuance of any Stock shall again be available for Awards under the Plan.

              5.3. Adjustment in Capitalization. In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock available for Awards under Section 5.1 or subject to outstanding Awards and the respective prices, limitations, and/or performance criteria applicable to outstanding Awards may be appropriately adjusted by the Committee, whose determination shall be conclusive; provided, however, that any fractional shares resulting from any such adjustment shall be disregarded.

                            Section 6. Stock Options

              6.1. Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant; provided that, in no event may the number of shares subject to Options granted to any single Participant within any 12 month period exceed 350,000 shares, as such number may be adjusted pursuant to Section 5.3. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other terms not inconsistent with the Plan as the Committee shall determine.





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              6.2. Option Price. Options granted pursuant to the Plan shall have an exercise price that is no less than the Fair Market Value of the Stock on the date the Option is granted.

              6.3. Exercise of Options. Options awarded under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions, including the performance of a minimum period of service or the satisfaction of performance goals, as the Committee may impose, either at or after the time of grant of such Options; provided that no Option shall be exercisable for more than 10 years after the date on which it is granted. Notwithstanding anything in the Plan to the contrary, to the extent required by the Code, the aggregate Fair Market Value (determined as of the date the Option is granted) of the shares of Stock with respect to which ISO's are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its subsidiaries) shall not exceed $100,000 or such other amount as may subsequently be specified under the Code; provided that any Options granted having a value in excess of such amount shall be deemed to be Nonstatutory Stock Options.

              6.4. Payment. The Committee shall establish procedures governing the exercise of Options, which shall require that written notice of exercise be given and that the Option price be paid in full in cash or cash equivalents, including by personal check, at the time of exercise. The Committee may, in its discretion, permit a Participant to make payment in Stock already owned by him, valued at its Fair Market Value on the date of exercise, as partial or full payment of the exercise price. As soon as practicable after receipt of a written exercise notice and full payment of the exercise price, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Stock.

                      Section 7. Stock Appreciation Rights

              7.1. Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to Participants at such time or times as shall be determined by the Committee and shall be subject to such terms and conditions as the Committee may impose. A grant of a SAR shall be made pursuant to a written agreement containing such provisions not inconsistent with the Plan as the Committee shall approve.

              7.2. Exercise of SARs. SARs may be exercised at such times or subject to such conditions, including the performance of a minimum period of service or the satisfaction of performance goals, as the Committee shall impose, either at or after the time of grant. Option shares with respect to which a tandem SAR shall have been exercised for cash shall not again be available for an Award under this Plan. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of a SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the applicable provisions of Rule 16b-3 as promulgated under the Act or any successor rule.





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              7.3. Payment of SAR Amount. Upon exercise of a SAR, the holder shall be entitled to receive payment of an amount determined by multiplying:

              (a) any increase in the Fair Market Value of a share of Stock at the date of exercise over the price fixed by the Committee at the date of grant, by

              (b) the number of shares with respect to which the SAR is exercised;

provided, however, that at the time of grant, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR.

                 Section 8. Restricted Stock and Phantom Stock

              8.1. Grant of Restricted Stock or Phantom Stock. The Committee may grant shares of Restricted Stock or Phantom Stock to such Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan as it shall determine. Notwithstanding anything else contained in the Plan to the contrary, if any award of Restricted Stock or Phantom Stock (a "Performance Award") is to be made to an Executive Officer and the vesting of such award is contingent upon the Committee's determination that performance objectives established by the Committee over a measurement period or periods established by the Committee have been achieved, in whole or in part, such performance objectives shall be related to at least one of the following criteria, which may be determined solely by reference to the performance of (i) the Company, (ii) a subsidiary, (iii) an affiliate, (iv) a division or unit of any of the foregoing or based on comparative performance of any of the foregoing relative to other companies: (A) total return to shareholders, (B) return on equity, (C) operating revenues, (D) net income, whether before or after taxes, (E) earnings per share, and (F) changes in the value of the Company's Common Stock. The maximum number of shares of Stock that may be subject to such Performance Awards granted to any single Participant in any 12 month period shall not exceed 100,000 shares, as such number may be adjusted pursuant to Section 5.3. Notwithstanding anything else contained in the Plan to the contrary, to the extent required to so qualify any Performance Award as other performance based compensation within the meaning of Section 162(m)(4)(C) of the Code, the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan (such as the right to accelerate vesting without regard to the achievement of the relevant performance objectives) with respect to such Performance Award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation. Each grant of Restricted Stock or Phantom Stock shall be evidenced by a written agreement setting forth the terms of such Award.

              8.2. Restrictions on Transferability. Except as provided in
Section 13.1, shares of Restricted Stock or Phantom Stock may not be sold, transferred, pledged, assigned, or otherwise





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alienated or hypothecated until such time or until the satisfaction of such conditions, including without limitation, the satisfaction of performance goals or the occurrence of such event as shall be determined by the Committee either at or after the time of grant.

              8.3. Rights as a Shareholder. Unless otherwise determined by the Committee at the time of grant, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights and other rights as a stockholder with respect to those shares during the Period of Restriction. Holders of shares of Phantom Stock shall not be considered as shareholders and, except to the extent provided in accordance with the Plan, shall have no rights related to any shares of Stock.

              8.4. Dividends and Other Distributions. Unless otherwise determined by the Committee at the time of grant, Participants holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Stock, such shares shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Restricted Stock with respect to which they were paid. Unless otherwise determined by the Committee at the time of grant, Participants holding shares of Phantom Stock shall be entitled to receive cash payments equal to any dividends and other distributions paid with respect to a corresponding number of shares of Stock; provided that if any such dividends or distributions are paid in shares of Stock, the Participant will be credited with additional shares of Phantom Stock in lieu of a cash payment, which shares shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares of Phantom Stock in respect of which they are payable.

              8.5. Deferral Election. A Participant may elect, prior to the date of grant (or such later date permitted by the Committee) and subject to such restrictions as may be imposed by the Committee, to defer any payment on, or in respect of, shares of Phantom Stock beyond the date at which such payment would otherwise have been made. The Committee may provide for growth additions to be added to the deferred amount over such deferral period. The Participant shall elect the period of deferral and the method of distribution, subject to the Committee's approval.

                        Section 9. Stock Purchase Rights

              9.1. Grant of Stock Purchase Rights. The Committee may grant an Employee Stock Purchase Right which shall enable such Employee to purchase Stock at not less than its Fair Market Value on the date of grant. The Committee shall impose such terms and conditions as it shall determine on such Stock Purchase Right or the exercise hereof, and may, in its sole discretion, require the exercise of a Stock Purchase Right as a condition of receiving an option, Restricted Stock and/or Phantom Stock under the Plan. In its sole discretion, the Committee may also provide for forfeiture of all or part of any such Award in the event of a disposal of the shares purchased pursuant to a Stock Purchase Right prior to a designated date or dates.





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              9.2. Loans. With the consent of the Committee, the Company, in its sole discretion, may make, or arrange for, a loan to a Participant with respect to the exercise of a Stock Purchase Right. The Committee shall have full authority to decide whether to make a loan hereunder and to determine the amount, term and provisions of any such loan, including the interest rate to be charged in respect of any such loan, whether the loan is to be with or without recourse against the Participant to whom such loan is made, the terms on which the loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no loan hereunder shall have a term (including extensions) exceeding ten years in duration or be in an amount exceeding 90% of the total purchase price to be paid by the Participant.

                     Section 10. Termination of Employment

              10.1. Termination of Employment Due to Retirement. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment terminates by reason of Retirement, any Option or Stock Appreciation Rights granted to such Participant which are then outstanding may be exercised at any time prior to the expiration of the term of the Options or Stock Appreciation Rights or within three (3) years (or such shorter period as the Committee shall determine at the time of grant) following the Participant's termination of employment, whichever period is shorter, and any shares of Restricted Stock or Phantom Stock then outstanding shall become nonforfeitable and shall become transferable or payable, as the case may be, as though the Period of Restriction had expired.

              10.2. Termination of Employment Due to Death or Disability. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment is terminated by reason of death or Disability, any Options or Stock Appreciation Rights granted to such Participant which are then outstanding may be exercised by the Participant or the Participant's legal representative at any time prior to the expiration date of the term of the Options or Stock Appreciation Rights or within one (1) year (or such shorter period as the Committee shall determine at the time of grant) following the Participant's termination of employment, whichever period is shorter, and any shares of Restricted Stock or Phantom Stock then outstanding shall become nonforfeitable and shall become transferable or payable, as the case may be, as though the Period of Restriction had expired.

              10.3. Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at the time of grant, in the event the employment of the Participant shall terminate for any reason other than one described in Section 10.1 or 10.2, any Options or Stock Appreciation Rights granted to such Participant which are then outstanding shall be canceled and any shares of Restricted Stock or Phantom Stock then outstanding as to which the Period of Restriction has not lapsed shall be forfeited.

                         Section 11. Change in Control

              11.1. Accelerated Vesting and Payment. Unless the Committee shall otherwise determine in the manner set forth in Section 11.2 below, in the event of a Change in Control,





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each Option shall be canceled in exchange for a payment in cash of an amount equal to the excess of the Change in Control Price over the exercise price for such Option, each SAR shall be fully exercisable for a period of 60 days using the Change in Control Price instead of Fair Market Value to determine the amount payable upon the exercise of such SAR (except that the Change in Control Price shall not apply to SARs granted in tandem with ISOs) and all shares of Restricted Stock and Phantom Stock shall become nonforfeitable and be immediately transferable or payable, as the case may be.

              11.2. Alternative Awards. Notwithstanding Section 11.1, no cancellation, acceleration of exercisability or vesting or cash settlement or other payment shall occur with respect to any Award or any class of Awards if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award or Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award"), by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

              (i) be based on stock which is traded on an established securities market, or which will be so traded within 30 days of the Change in Control;

              (ii) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

              (iii) have substantially equivalent economic value to such Award (determined at the time of the Change in Control);

              (iv) have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated or constructively terminated:

                      (A) any conditions on a Participant's rights under, or
              any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be; or

                      (B) each Participant shall have the right to surrender
              such Alternative Award within 30 days following such termination in exchange for a payment in cash equal to the excess of the fair market value of the stock subject to the Alternative Award over the price, if any, that a Participant would be required to pay to exercise such Alternative Award.

              For this purpose, a constructive termination shall mean a termination by a Participant following a material reduction in the Participant's compensation, a material reduction in the





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Participant's responsibilities or the relocation of the Participant's principal place of employment to another location, in each case without the Participant's written consent.

                    Section 12. Amendment, Modification, and
                              Termination of Plan

              The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

                      Section 13. Miscellaneous Provisions

              13.1. Nontransferability of Awards. No Awards granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

              13.2. Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by his estate.

              13.3. No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any subsidiary or affiliate. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

              13.4. Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local withholding tax requirements on any Award under the Plan, and the Company may defer payment of cash or issuance of Stock until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (i) to have shares of Stock otherwise issuable under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Stock having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated total Federal, state, and local tax obligation associated with the transaction.





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              13.5. Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

              13.6. No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

              13.7. Requirements of Law. The granting of Awards and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

              13.8. Term of Plan. The Plan shall be effective upon its adoption by the Board, subject to approval by the Company's stockholders at their next annual meeting. The Plan shall continue in effect, unless sooner terminated pursuant to Section 12, until the tenth anniversary of the date on which it is adopted by the Board.

              13.9. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.





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